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                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                              Exhibit 23(b)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 5, 1997 (related to the consolidated financial statements of Vail Resorts, Inc. and subsidiaries for the fiscal year ended September 30, 1997, not presented separately herein), included in this Form 10-K into Ralcorp Holdings, Inc. previously filed Registration Statements on Form S-8, File No. 333-20879 and No. 333-20881, pertaining to Ralcorp Holdings, Inc.


                                       /s/ Arthur Andersen LLP

Denver, Colorado,
  November 5, 1997.